Exhibit 8.2

UBS AG Bahnhofstrasse 45 CH-8098 Zurich Switzerland	Homburger AG Prime Tower Hardstrasse 201 | CH–8005 Zurich P.O. Box 314 | CH–8037 Zurich T +41 43 222 10 00 F +41 43 222 15 00 lawyers@homburger.ch

November 14, 2014 OES | OES

317857 | OES | 000001.docx

UBS AG – Form F-3 Registration Statement for Debt Securities and Warrants

Ladies and Gentlemen

We, Homburger AG, have acted as special Swiss tax counsel to UBS AG, a corporation organized under the laws of Switzerland (the Company) in connection with the registration under the Securities Act of 1933 (the Act) of an unspecified aggregate initial offering price or number of debt securities, warrants, trust preferred securities and company preferred securities (collectively, the Securities) on Form F-3 (the Registration Statement).

As such counsel, we have been requested to render a tax opinion in relation to the Registration Statement as to the correctness of certain tax considerations in the Registration Statement relating to the debt securities, warrants and trust preferred securities under the captions “Tax Considerations under the Laws of Switzerland”.

Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Registration Statement.

I.	Basis of Opinion

This opinion is confined to and given on the basis of the taxation laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. In the absence of explicit statutory law, we base our opinion solely on our independent professional judgment. This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any agreement or document referred to in the Registration Statement (other than listed below) or any other matter.

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For purposes of this opinion, we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the documents below, and we express no opinion as to the accuracy of representations and warranties of facts set out in such documents or the factual background assumed therein.

For purposes of this opinion, we have only examined the following documents (collectively the Documents):

(i)	an electronic copy of the Form F-3 Registration Statement dated as of November 14, 2014 (the Registration Statement);

(i)	electronic copies of the forms of the Subordinated Guarantee Agreements, incorporated by reference to the Registration Statement; and

(ii)	the original of our tax ruling request dated March 23, 2006 and approved by the Swiss federal tax administration in writing on March 24, 2006 (Tax Ruling).

No documents have been reviewed by us in connection with this opinion other than those listed above. Accordingly, we shall limit our opinion to the above Documents and their legal implications on the Form F-3 under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. With respect to Documents governed by laws other than the laws of Switzerland, for purposes of this opinion we have relied on the plain meaning of the words and expressions contained therein without regard to any import they may have under the relevant governing law.

II.	Assumptions

In rendering the opinion below, we have assumed the following:

(a)	all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, fax and electronic copies) conform to the original;

(b)	all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents;

(c)	all signatures appearing on all original documents or copies thereof which we have examined are genuine;

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(d)	all factual information contained in, or material statements made to us in connection with, the Documents are true and accurate;

(e)	as far as any obligation under or in connection with the Registration Statement is required to be performed in any jurisdiction outside of Switzerland, its performance will not be illegal or unenforceable by virtue of the laws of such jurisdiction;

(f)	all parties entered and will enter into the transactions contemplated under the Registration Statement for bona fide commercial reasons and at arm’s length terms;

(g)	each of the UBS Preferred Funding Trusts, each of the UBS Preferred Funding Companies and UBS Americas Inc. is and will be duly incorporated and validly existing under the laws of its jurisdiction of incorporation and resident and effectively managed outside Switzerland (inclusive the execution and performance of the transactions contemplated under the Registration Statement);

(h)	in relation to the issuance of debt securities and warrants, UBS AG will be acting through its Jersey branch, London branch or such other branch outside of Switzerland as is specified in the applicable prospectus and such branch is and will be duly organized and validly existing and has and will have the status of a bank under the laws of the respective jurisdiction and effectively conducts banking activities in the respective jurisdiction with its own infrastructure and staff as its principal business purpose and constitute a permanent establishment situated and effectively managed in the respective jurisdiction (inclusive the execution and performance of the transactions contemplated under the Registration Statement); and

(i)	the proceeds from each issuance will be booked through the respective UBS Preferred Funding Trust, UBS Preferred Funding Company, UBS Americas Inc. or branch, as the case may be, and the proceeds from each issuance will be used outside Switzerland at all times while the respective debt securities, warrants, trust preferred securities and company preferred securities are outstanding.

III.	Opinion

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that as of the date hereof the statements set forth in the Registration Statement relating to the debt securities, warrants and trust preferred securities under the captions “Tax Considerations under the Laws of Switzerland”, insofar as such statements purport to summarize certain tax laws, regulations and regulatory practices of Switzerland are a correct summary of such laws, regulations and regulatory practices and do not omit to state any tax laws, regulations and regulatory practices necessary in order to make such summary not misleading in any material respect.

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IV.	Qualifications

The above opinion is subject to the following qualifications:

(a)	The Registration Statement, the Subordinated Guarantee Agreements and some other Exhibits to the Registration Statement provide for the obligation of the Company to pay additional amounts to the extent withholding tax is imposed on any payments under such agreements and securities. Such obligations may – if the payments relate to interest and were classified by the Swiss federal tax administration as made by an entity resident or situated in Switzerland for Swiss taxation purposes – violate paragraph 1 of Article 14 of the Swiss Federal Withholding Tax Act of October 13, 1965 which stipulates that (i) Swiss withholding tax (Verrechnungssteuer) to be withheld from any payment must be charged to the recipient of the payment, and (ii) contradictory agreements are null and void as to this issue.

(b)	We express no opinion as to the accuracy or completeness of the information set out in the Registration Statement or of the representations and warranties set out in the Registration Statement.

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We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes in fact or in law that are made or brought to our attention hereafter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Validity of the Securities” in each Prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

This opinion is furnished by us, as special tax counsel to the Company, in connection with the filing of the registration of the Securities, and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission, or relied upon by any other person.

This opinion is governed by and shall be construed in accordance with the laws of Switzerland.

Sincerely yours,

HOMBURGER AG